Exhibit 99.10

YOU ARE STRONGLY URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS/ MANAGEMENT INFORMATION CIRCULAR, INCLUDING THE SCHEDULES AND ANNEXES ATTACHED THERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN, BEFORE COMPLETING THIS LETTER OF TRANSMITTAL AND ELECTION FORM.

ABITIBI-CONSOLIDATED INC.

LETTER OF TRANSMITTAL AND ELECTION FORM FOR

REGISTERED HOLDERS OF ABITIBI COMMON SHARES

Holders of Abitibi-Consolidated Inc. (“Abitibi”) common shares whose shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for instructions and assistance in delivering those Abitibi common shares as contemplated by this Letter of Transmittal and Election Form.

This Letter of Transmittal and Election Form is for use by the registered holders of Abitibi common shares in connection with the proposed combination of Abitibi with Bowater Incorporated (“Bowater”) under AbitibiBowater Inc. (“AbitibiBowater”) by way, inter alia, of a plan of arrangement in accordance with section 192 of the Canada Business Corporations Act (the “Arrangement”) involving, among others, Abitibi and holders of Abitibi common shares, which Arrangement is being submitted for approval at the special meeting of the holders of Abitibi common shares to be held on ■, 2007 (the “Abitibi Meeting”). Holders of Abitibi common shares are referred to the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus/Management Information Circular of Abitibi, Bowater Incorporated and Bowater Canada Inc. (“Bowater Canada”) dated ■, 2007 (the “Circular”) that accompanies this Letter of Transmittal and Election Form. Terms used but not defined in this Letter of Transmittal and Election Form that are defined in the Circular have the respective meanings set out in the Circular.

This Letter of Transmittal and Election Form, properly completed and duly executed, together with all other required documents, should be delivered in person or by courier or sent by registered mail to Computershare Investor Services Inc. (the “Depositary”) at one of the addresses set forth on the back page of this Letter of Transmittal and Election Form before 5:00 p.m. (Montreal time) on ■, 2007 or, if the Abitibi Meeting is adjourned or postponed, before 5:00 p.m. (Montreal time) on the second business day before the date the adjourned or postponed Abitibi Meeting is to be reconvened (the “Election Deadline”).

TO:	ABITIBI-CONSOLIDATED INC.

AND TO:	ABITIBIBOWATER INC.

AND TO:	BOWATER CANADA INC.

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., at its addresses set out at the back of this Letter of Transmittal and Election Form

Figure 1: Description of Abitibi common shares transmitted.

The undersigned hereby deposits with you for exchange upon the Arrangement becoming effective, the enclosed certificate(s) representing Abitibi common shares, details of which are as follows:

Name(s) and Address of Registered Holder(s)	Certificate Number(s)	Number of Abitibi common shares deposited with this Letter of Transmittal and Election Form

Note: If space is insufficient, please attach a separate schedule to this Letter of Transmittal and Election Form as outlined in Instruction 6(a).

Holders of Abitibi common shares that are eligible Canadian residents, as defined below, (other than holders who have properly exercised dissent rights) who have properly completed, duly executed and delivered this Letter of Transmittal and Election Form, their Abitibi common share certificate(s) and all other required documents before the Election Deadline, will be entitled to receive on or after the Effective Date of the Arrangement 0.06261 of an exchangeable share of Bowater Canada Inc. (“Bowater Canada”) (and ancillary rights), with a whole share being exchangeable at any time on a one-for-one basis for a share of common stock of AbitibiBowater.

The number of exchangeable shares of Bowater Canada that may be issued to eligible Canadian residents is equal to an amount that, when combined with the exchangeable shares of Bowater Canada which are currently issued to holders of such shares, is less than 20% of the total voting power of AbitibiBowater. See the section of the Circular entitled “Special Meeting of Abitibi Shareholders – Election to Receive Bowater Canada Exchangeable Shares and Exchange of Share Certificates”.

Only holders of Abitibi common shares that are eligible Canadian residents (other than holders who have properly exercised their dissent rights) and hold Abitibi common shares on their own behalf or holders of Abitibi common shares who hold such shares on behalf of an eligible Canadian resident may elect to receive consideration under the Arrangement that includes exchangeable shares of Bowater Canada. For this purpose, eligible Canadian resident means (i) a person who is a resident of Canada for purposes of the Income Tax Act (Canada), other than a person who is exempt from tax under the Income Tax Act (Canada), or (ii) a partnership, any of the partners of which is a person who is a resident of Canada for purposes of the Income Tax Act (Canada), other than a person who is exempt from tax for purposes of the Income Tax Act (Canada). Such holder may exercise this right with respect to all or any portion of the Abitibi common shares they hold, subject to the limit described above and in the Circular. See the section of the Circular entitled “Special Meeting of Abitibi Shareholders – Election to Receive Bowater Canada Exchangeable Shares and Exchange of Share Certificates”.

Holders of Abitibi common shares (other than holders who have properly exercised dissent rights), who are not eligible Canadian residents, will receive on or after the Effective Date of the Arrangement in respect of each of those shares, 0.06261 of a share of common stock of AbitibiBowater and do not need to return this Letter of Transmittal and Election Form at this time.

You must include your Abitibi common share certificate(s) and any other required documentation with this Letter of Transmittal and Election Form to make an effective election.

If the Depositary does not receive this Letter of Transmittal and Election Form properly completed and duly executed, together with your Abitibi common share certificate(s) and all other required documentation before the Election Deadline, holders of Abitibi common shares will be deemed to have elected to receive shares of AbitibiBowater common stock as consideration under the Arrangement.

Holders will not receive evidence of ownership of their shares of common stock of AbitibiBowater (in the form of a share certificate or, in whole or in part, in book-entry form through the direct registration system), or receive dividends or other distributions in respect of these shares until this Letter of Transmittal and Election Form, certificates representing their Abitibi common shares and other required documents are properly completed and returned to the Depositary and, in any event, not prior to the Effective Time.

For holders of Abitibi common shares that are eligible Canadian residents, the tax consequences may differ significantly depending on whether exchangeable shares of Bowater Canada (and ancillary rights) or shares of common stock of AbitibiBowater are ultimately received pursuant to the Arrangement and whether an election to defer tax is made. If you are an eligible Canadian resident holder of Abitibi common shares, you should consider carefully the tax consequences to you in determining whether to elect to receive shares of common stock of AbitibiBowater and/or exchangeable shares of Bowater Canada (and ancillary rights) in exchange for your Abitibi common shares.

Rather than receiving a certificate representing a fractional interest in an exchangeable share of Bowater Canada or a share of AbitibiBowater common stock for any excess over a whole share number, a registered Abitibi shareholder will receive a cash payment equal to the shareholder’s pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing the accumulation of all fractional interests in the shares to which all registered Abitibi shareholders would otherwise be entitled. See the section of the Circular entitled “The Combination Agreement and Related Matters – No Fractional Shares”.

Cash in respect of fractional interests in exchangeable shares of Bowater Canada and shares of AbitibiBowater common stock will be paid in Canadian currency in respect of exchangeable shares and in US currency in respect of shares of common stock. To avoid backup withholding on such payments, a registered holder of Abitibi common shares should provide the Depositary with a Form W-9 or W-8, as applicable, which forms are enclosed with this Letter of Transmittal and Election Form.

PLEASE READ CAREFULLY THE CIRCULAR AND THE INSTRUCTIONS SET OUT BELOW BEFORE COMPLETING THIS LETTER OF TRANSMITTAL AND ELECTION FORM.

PART I - ELECTION FOR ELIGIBLE CANADIAN RESIDENT HOLDERS

OF ABITIBI COMMON SHARES ONLY

Under the Arrangement, the undersigned hereby elects to receive the following consideration, through the exchange of the Abitibi common shares represented by the enclosed certificate(s):

CHECK ONE OF THE THREE BOXES BELOW:

(i)	☐ Only exchangeable shares of Bowater Canada (and ancillary rights);

➢ If you have checked this box, see Figure 2: Election Form of Eligible Canadian Resident Holders of Abitibi Common Shares and Figure 3: Tax Election Package Request Form.

OR

(ii)	☐ Only shares of common stock of AbitibiBowater;

OR

(iii)

☐        A combination of exchangeable shares of Bowater Canada (and ancillary rights) and shares of common stock of AbitibiBowater; whereby the undersigned elects to receive for each Abitibi common share represented by the enclosed certificate(s), exchangeable shares of Bowater Canada or shares of common stock of AbitibiBowater as consideration for the number of Abitibi common shares indicated in the boxes opposite each form of consideration:

➢ If you have checked this box, see Figure 2: Election Form of Eligible Canadian Resident Holders of Abitibi Common Shares and Figure 3: Tax Election Package Request Form.

Instructions: Please fill out each box below:

# of Abitibi common shares to be exchanged for exchangeable shares of Bowater Canada (and ancillary rights)

# of Abitibi common shares to be exchanged for shares of common stock of AbitibiBowater

TOTAL - Add the numbers in the 2 boxes above (must be equal to the total number of Abitibi common shares delivered pursuant to this Letter of Transmittal and Election Form.)

The undersigned holder of Abitibi common shares acknowledges that, in the event that he/she/it has elected to receive any exchangeable shares of Bowater Canada (and ancillary rights) and the Bowater Canada exchangeable share limit described above and in the Circular is exceeded, then the number of exchangeable shares of Bowater Canada that will be issued to the undersigned will be less than the number of exchangeable shares otherwise issuable pursuant to the election made herein. See the section of the Circular entitled “Special Meeting of Abitibi Shareholders – Election to Receive Bowater Canada Exchangeable Shares and Exchange of Share Certificates”.

If this Letter of Transmittal and Election Form is not returned prior to the Election Deadline or if an election is not effectively made, holders of Abitibi common shares will be deemed to have elected to receive only shares of AbitibiBowater common stock.

Holders of Abitibi common shares should consult with their own tax advisors prior to making the election in respect of the consideration available to them under the Arrangement.

The undersigned holder of Abitibi common shares acknowledges that the intention of Bowater Canada in offering the exchangeable shares is to have economic and voting attributes associated with the exchangeable shares that are substantially equivalent to those of common stock of AbitibiBowater. AbitibiBowater will covenant in the amended and restated voting and exchange trust agreement to be entered into in connection with the Arrangement to provide financial and other information regarding AbitibiBowater to holders of exchangeable shares of Bowater Canada. By electing to receive exchangeable shares of Bowater Canada as indicated above, the undersigned acknowledges AbitibiBowater’s covenant in that regard and that the undersigned does not wish to receive the documents referred to in section 155 of the Canada Business Corporations Act relating to Bowater Canada.

Figure 2: Election Form of Eligible Canadian Resident Holders of Abitibi Common Shares

IF YOU ARE AN ELIGIBLE CANADIAN RESIDENT HOLDER OF ABITIBI COMMON SHARES HAVING ELECTED TO RECEIVE CONSIDERATION THAT INCLUDES EXCHANGEABLE SHARES OF BOWATER CANADA, AND IF YOU ARE ELIGIBLE FOR AND DESIRE A POTENTIAL CANADIAN TAX DEFERRAL, PLEASE MAKE THE FOLLOWING ELECTION

By checking this box ☐, the undersigned:

(i)	represents that the undersigned is, or holds Abitibi common shares on behalf of, an eligible Canadian resident holder (as defined above);

(ii)	acknowledges that it is the undersigned’s responsibility to prepare and file the appropriate tax election(s) that will be included in the tax election filing package and to send two signed copies of the applicable tax election forms to Bowater Canada at the address indicated in the tax election package within 90 days following the Effective Date of the Arrangement, duly completed with all required information; and

(iii)	acknowledges that a Canadian tax deferral is only available to the extent that the undersigned receives exchangeable shares of Bowater Canada as partial or total consideration in respect of the Abitibi common shares deposited herewith and completes and duly files a valid tax election with the appropriate taxation authorities.

See the section of the Circular entitled “Material Canadian Federal Income Tax Consequences of the Combination”.

Figure 3: Tax Election Package Request Form

If you have checked the box above, please check the appropriate boxes below:

	Yes	No
The undersigned requests that a tax election filing package be forwarded to the undersigned by mail at the address specified herein	☐	☐

The undersigned will obtain the tax election filing package via the internet at http://www.abitibibowater.com	☐	☐

The undersigned is a partnership	☐	☐

The undersigned intends to file a corresponding tax election in Québec	☐	☐

PART II - FOR ALL HOLDERS OF ABITIBI COMMON SHARES

It is understood that upon receipt and deposit of: (i) this Letter of Transmittal and Election Form, (ii) the Abitibi common share certificate(s) and (iii) all other required documentation, and following the Effective Date of the Arrangement, Bowater Canada, AbitibiBowater or their agent(s) will send to the undersigned or hold for pick up, in accordance with the instructions given below, evidence of ownership of shares of common stock of AbitibiBowater and/or exchangeable shares of Bowater Canada (in the form of a certificate or, in whole or in part, in book-entry form through the direct registration system) to which the undersigned is entitled under the Arrangement. This evidence of ownership will be in the name of the holder of Abitibi common shares set forth below.

The undersigned holder of Abitibi common shares covenants, represents and warrants that (i) the undersigned is the owner of the Abitibi common shares being deposited, (ii) such shares are owned by the undersigned free and clear of all hypothecs, mortgages, liens, charges, encumbrances, security interests and adverse claims, (iii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and Election Form, (iv) all information inserted into this Letter of Transmittal and Election Form by the undersigned is accurate, and (v) the undersigned will not transfer or permit to be transferred any of the deposited Abitibi common shares.

The covenants, representations and warranties of the undersigned herein contained survive the completion of the Arrangement.

The undersigned revokes any and all authority, other than as granted in this Letter of Transmittal and Election Form or a proxy granted for use at the Abitibi Meeting, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Abitibi common shares being deposited. No subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, except a proxy granted for use at the Abitibi Meeting, will be granted with respect to the deposited Abitibi common shares. Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal and Election Form survives the death or incapacity of the undersigned and any obligation of the undersigned hereunder is binding upon the heirs, legal representatives, successors and assigns of the undersigned.

The undersigned instructs Bowater Canada, AbitibiBowater and the Depositary to mail evidence of ownership of exchangeable shares of Bowater Canada and/or shares of common stock of AbitibiBowater (either in the form of a certificate, or, in whole or in part, in book-entry form through the direct registration system) promptly after the Effective Date of the Arrangement, by first class insured mail, postage prepaid, to the undersigned, or to hold such evidence of ownership for pick-up promptly after the Effective Date according to the instructions given below.

If the Arrangement is not completed, the deposited Abitibi common shares and all other ancillary documents will be returned to the undersigned by first class insured mail, postage prepaid, at the address of the undersigned shown on the register of holders of Abitibi common shares or, if Box C below has been completed, will be held for pickup by the undersigned. The undersigned recognizes that Abitibi has no obligation pursuant to the instructions given below to transfer any Abitibi common shares from the name of the registered holder thereof if the Arrangement is not completed.

By reason of the use by the undersigned of an English language form of this Letter of Transmittal and Election Form, the undersigned is deemed to have required that any contract evidenced by the Arrangement as accepted through this Letter of Transmittal and Election Form, as well as all documents related thereto, be drawn up exclusively in the English language. En utilisant une version anglaise de cette lettre d’envoi et formulaire de choix, le soussigné est réputé avoir exigé que tout contrat attesté par l’Arrangement, tel qu’il est accepté au moyen de cette lettre d’envoi et formulaire de choix, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en anglais.

Please read carefully the attached instructions

A. Registration and Payment Instructions	B. Special Delivery Instructions

Issue and send evidence of ownership of the exchangeable shares of Bowater Canada and/or shares of common stock of AbitibiBowater in the name as indicated below, and enter the address indicated below in the share register.

To be completed ONLY if evidence of ownership is to be sent to someone other than the registered holder shown in Box A or to an address other than the address of the registered holder shown in Box A.

Mail to the name and address below:

Name (please print)	Name (please print)

Street Address	Street Address

City, Province or State, Postal or Zip Code	City, Province or State, Postal or Zip Code

Country	Country

Telephone - Business Hours	Telephone - Business Hours

Social Insurance or Social Security Number

C. Special Pick-up Instructions	D. Information regarding residence of holders of Abitibi common shares

Hold evidence of ownership (either in the form of a certificate or through the direct registration system, if applicable) for pick up at the office of the Depositary at which delivery of this Letter of Transmittal and Election Form was made.	The undersigned holder of Abitibi common shares represents that the beneficial owner of such common shares is:
☐	☐ an eligible Canadian resident (as defined above); or
☐ not an eligible Canadian resident (as defined above).

E. U.S. Residents/Citizens

U.S. residents/citizens must provide their Social Security Number or Taxpayer Identification Number:

Date:	Signature Guaranteed by:
(if required under Instruction 3)

Signature of holder or authorized representative	Authorized Signature

Signature of any joint holder	Name of Guarantor (please print)

Name of Shareholder (please print)

Name of authorized representative (please print)

INSTRUCTIONS:

1.	Use of Letter of Transmittal and Election Form

(a)	In order for a valid election to receive exchangeable shares of Bowater Canada to be made, this Letter of Transmittal and Election Form (or manually signed facsimile thereof), together with the accompanying certificate(s) representing Abitibi common shares and all other required documents, must be received by the Depositary at one of the addresses specified on the back page of this Letter of Transmittal and Election Form before the Election Deadline.

For example, holders of Abitibi common shares with a registered address in Canada who wish to receive exchangeable shares of Bowater Canada (and ancillary rights) rather than shares of common stock of AbitibiBowater must ensure that the foregoing documents are received by the Depositary as required before the Election Deadline.

This Letter of Transmittal and Election Form (or a manually signed facsimile thereof) and any other required documents should also be returned to the Depositary at one of the addresses specified on the back page of this Letter of Transmittal and Election Form in order for former holders of Abitibi common shares to receive evidence of ownership of exchangeable shares of Bowater Canada and/or shares of common stock of AbitibiBowater (in the form of a share certificate or, in whole or in part, in book-entry form through the direct registration system) and to receive dividends or other distributions in respect of these shares, but are not required to be returned before the Election Deadline for these purposes.

(b)	The method used to deliver this Letter of Transmittal and Election Form, the accompanying certificate(s) representing Abitibi common shares and all other required documents is at the option and risk of the holder of Abitibi common shares, and delivery will be deemed to be effective only when such documents are actually received. Abitibi recommends that the necessary documentation be hand delivered to the Depositary at one of the addresses specified on the back page of this Letter of Transmittal and Election Form and a receipt obtained; otherwise, the use of registered, insured mail, with return receipt requested, is recommended.

2.	Signatures

(a)	This Letter of Transmittal and Election Form must be filled in, dated and signed by the holder of the Abitibi common shares or by such holder’s duly authorized representative in accordance with Instruction 4.

(b)	If this Letter of Transmittal and Election Form is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal and Election Form must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed for transfer. If such transmitted certificate(s) is owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal and Election Form.

(c)	If this Letter of Transmittal and Election Form is signed by a person other than the registered owner(s) of the accompanying certificate(s), or if evidence of ownership of exchangeable shares of Bowater Canada and/or shares of common stock of AbitibiBowater are to be issued to a person other than the registered owner(s):

(i)	such deposited certificate(s) must be endorsed for transfer or be accompanied by appropriate share transfer power(s) of attorney properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or power(s) of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3.

3.	Guarantee of Signature

(a)	If this Letter of Transmittal and Election Form is signed by a person other than the registered owner(s) of the Abitibi common shares, or if the Arrangement is not completed and the Abitibi common shares are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of Abitibi common shares or if evidence of ownership of exchangeable shares of Bowater Canada and/or shares of common stock of AbitibiBowater are to be issued to a person other than the registered owner(s), such signature must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

(b)	An “Eligible Institution” means a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal and Election Form is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Transmittal and Election Form must be accompanied by satisfactory evidence of authority to act. Any of Abitibi, Bowater Canada, AbitibiBowater or the Depositary (or any other agent of Abitibi, Bowater Canada or AbitibiBowater) may, in their discretion, require additional evidence of authority or additional documentation.

5.	Delivery Instructions

The Box entitled “B - Special Delivery Instructions” should be completed only if the address to which evidence of ownership of the exchangeable shares of Bowater Canada and/or shares of common stock of AbitibiBowater is to be mailed is different from that provided in Box A. If neither Box B nor Box C is completed, evidence of ownership of the exchangeable shares of Bowater Canada and/or shares of common stock of AbitibiBowater issued in exchange for Abitibi common shares will be mailed to the depositing holder of Abitibi common shares at the address indicated in Box A in this Letter of Transmittal and Election Form. If Box C is not completed and no address is provided in this Letter of Transmittal and Election Form, then evidence of ownership of the exchangeable shares of Bowater Canada, and/or shares of common stock of AbitibiBowater will be mailed to the address of the holder of Abitibi common shares as it appears on the register of Abitibi common shares.

6.	Miscellaneous

(a)	If the space provided above in “Figure 1: Description of Abitibi common shares transmitted” is insufficient, the requested information should be set out in a separate list and attached to this Letter of Transmittal and Election Form.

(b)	If Abitibi common shares are registered in different forms (e.g., “John Doe” and “J. Doe”), a separate Letter of Transmittal and Election Form should be completed and signed for each different registration.

(c)	Where the undersigned elects to receive exchangeable shares of Bowater Canada and ancillary rights, the undersigned must complete “Box D - Information Regarding Residence of Holders of Abitibi Common Shares” in this Letter of Transmittal and Election Form indicating whether the undersigned is an eligible Canadian resident.

(d)	No alternative, conditional or contingent deposits will be accepted, and no fractional exchangeable shares of Bowater Canada or fractional shares of AbitibiBowater common stock will be issued.

(e)	Additional copies of this Letter of Transmittal and Election Form may be obtained from the Depositary at one of the addresses specified on the back page of this Letter of Transmittal and Election Form.

(f)	Abitibi, Bowater Canada and AbitibiBowater reserve the right, if they so elect collectively, in their absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal and Election Form received by them.

(g)	It is strongly recommended that, prior to completing this Letter of Transmittal and Election Form, the undersigned read the accompanying Circular and the Annexes attached thereto.

7.	Lost Certificates

If a share certificate has been lost or destroyed, this Letter of Transmittal and Election Form should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will respond with the replacement requirements.

8.	Assistance

The Depositary and Kingsdale Shareholders Services Inc. (see back cover for addresses and telephone numbers) or your broker or other financial advisor will be able to assist you in completing this Letter of Transmittal and Election Form.

9.	Form W-9 — U.S. Shareholders

In order to avoid backup withholding of U.S. federal income tax, a holder of Abitibi common shares who is a resident of the U.S. for U.S. federal income tax purposes is required to provide the shareholder’s current taxpayer identification number (“TIN”) by completing the enclosed Form W-9, certifying under penalties of perjury that the TIN provided on that form is correct (or that such shareholder is awaiting receipt of a TIN), that the shareholder is a U.S. person for U.S. federal income tax purposes, and that (i) the shareholder is exempt from backup withholding, (ii) the shareholder has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding as a result of failure to report all interest or dividends, or (iii) after being so notified, the Internal Revenue Service has notified the shareholder that the shareholder is no longer subject to backup withholding. If the correct TIN is not provided or if any other information is not correctly provided, a penalty of up to US$500 may be imposed on the shareholder by the Internal Revenue Service and the shareholder may be subject to backup withholding at a rate of 28%. Willfully falsifying certifications or affirmations may result in criminal penalties.

Backup withholding is not an additional U.S. income tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished in a timely manner to the Internal Revenue Service.

The TIN for an individual U.S. citizen or resident is the individual’s social security number. A shareholder who does not have a TIN may write “Applied For” in Part I of the Form W-9 if such shareholder has applied for a TIN or intends to apply for a TIN in the near future. If the shareholder does not provide a TIN within 60 days, the shareholder will be subject to backup withholding until a TIN is provided.

Certain holders of Abitibi common shares (including, among others, all corporations and certain not-for-profit organizations) are not subject to these backup withholding requirements. To avoid possible erroneous backup withholding, a shareholder who is a U.S. resident for U.S. federal income tax purposes and is exempt from backup withholding should complete the Form W-9 by providing the shareholder’s correct TIN, signing and dating the form, and checking the box “Exempt from backup withholding”. A shareholder should consult its tax advisor as to the shareholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

10.	Form W-8 — Non-U.S. Shareholders

A holder of Abitibi common shares who is not a resident of the U.S. for U.S. federal income tax purposes must submit the appropriate Form(s) W-8. Generally, a foreign individual or a foreign corporation that is not a pass-through entity for U.S. income tax purposes and is not engaged in a trade or business within the U.S. would provide a Form W-8BEN. A foreign entity that is a pass-through entity for U.S. federal income tax purposes and is not engaged in a trade or business within the U.S. would generally provide a Form W-8BEN and/or a Form W-8IMY (which may require an additional Form W-8BEN for its beneficial owners), depending on its particular circumstances. A foreign individual or a foreign entity that is engaged in a trade or business within the U.S. may be required to provide a Form W-8ECI. The Form W-8BEN is enclosed herein. The Forms W-8IMY and W-8ECI will be provided to you upon request to Abitibi c/o Corporate Secretary, 1155 Metcalfe Street, Suite 800, Montreal, QC Canada H3B 5H2.

You may want to provide a TIN on Form W-8BEN even if it is not required. A Form W-8BEN provided without a TIN generally will be valid until the last day of the third succeeding calendar year from the date the form is signed. A Form W-8BEN provided with a TIN generally will be valid until a change of circumstances renders any information on the form incorrect.

Exempt persons are not subject to backup withholding. Holders of Abitibi common shares that are non-U.S. residents for U.S. federal income tax purposes may qualify as exempt persons by submitting Form W-8BEN, signed under penalties of perjury, certifying such shareholder’s foreign status.

If backup withholding applies, 28% of certain payments to be made to the shareholder is required to be withheld. Backup withholding is not an additional tax. Rather, the U.S. tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service.

All holders of Abitibi common shares are urged to consult their own tax advisors to determine which forms should be used and whether they are exempt from backup withholding.

The Depositary is:

COMPUTERSHARE INVESTOR SERVICES INC.

Toll Free Telephone: 1-800-564-6253

Email: corporateactions@computershare.com

Toronto

By Mail	By Registered Mail, by Hand or by Courier

P.O. Box 7021	100 University Avenue
31 Adelaide Street East	9th Floor
Toronto, Ontario M5C 3H2	Toronto, Ontario M5J 2Y1
Attn: Corporate Actions	Attn: Corporate Actions

Montreal

Registered Mail, by Hand or by Courier

650 de Maisonneuve Blvd. West

Suite 700

Montreal, Quebec H3A 3S8

Attn: Corporate Actions

Kingsdale Shareholder Services Inc.

The Exchange Tower

130 King Street West

Suite 2950, P.O. Box 361

Toronto, Ontario

M5X 1E2

Shareholders Call Toll-Free:

866.639.7993

(Banks and Brokers may call collect at 416.867.2272)